SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

     ------------------------------------------------------



                            FORM 8-K



                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               the Securities Exchange Act of 1934




                         April 16, 1996
     --------------------------------------------------------
                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
     --------------------------------------------------------
       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
   -----------------       -------------     ---------------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                    Tacoma, Washington 98477
     --------------------------------------------------------
            (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code:
                         (206) 924-2345

Item 5.  Other Events

On April 16, 1996, Weyerhaeuser Company issued the following press release announcing its first quarter earnings:



"Weyerhaeuser today reported net earnings of $142 million, or 72 cents per common share for the first quarter of 1996 as compared with net earnings of $207 million or $1.00 per common share reported in the first quarter of 1995.

Net sales in the first quarter of 1996 were $2.6 billion, down 3 percent from the $2.7 billion recorded for the comparable quarter of 1995.

 "Our 1996 first quarter results reflected rapidly declining prices for most pulp, paper and packaging products and significantly lower wood products prices compared to year ago levels," said John W. Creighton, president and chief executive officer of Weyerhaeuser Company. "The falling pulp and paper product prices are resulting from customers choosing to work off their inventories rather than placing new orders," he explained.

"Despite recent signs of improvements in pulp and paper shipments, which indicate that customers may be near the end of depleting their inventories, we expect continued erosion in our Pulp, Paper and Packaging segment earnings in the second quarter caused by both lower average prices and production curtailments," Creighton noted.

"Worldwide economic conditions are uncertain, making it difficult to determine when things will improve. However, we do anticipate lower earnings in the second quarter of 1996," Creighton concluded.

Timberlands and Wood Products segment operating earnings were $152 million for the first quarter of 1996, compared with $241 million for the year-ago quarter.

Weyerhaeuser's Pulp, Paper and Packaging segment operating earnings were $162 million for the first quarter of 1996 compared with $208 million for the first quarter of 1995.

Weyerhaeuser Real Estate Company and Weyerhaeuser Financial Services earned $10 million in the quarter, compared with $4 million in the year-ago quarter.

Weyerhaeuser Company is one of the largest integrated forest products companies in the world. Its principal segments are timberlands and wood products; pulp, paper and packaging; and real estate and financial services. It is the world's largest private owner of merchantable softwood timber and producer of softwood lumber and market pulp. It is also one of North America's largest producers of forest products and recyclers of office wastepaper, newspaper and corrugated boxes."






                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEYERHAEUSER COMPANY

                                   By  /s/ K. J. Stancato
                                       ------------------------------
                                   Its: Vice President and Controller

Date:  April 23, 1996